EXHIBIT A                     EX-99(d)(1)(a)


                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                            Amended, January 11, 2007
                        to be effective February 28, 2007

                                     Page 1



Funds of the Trust                                            Advisory Fees

Gartmore Nationwide Fund                              0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)                 0.575% on assets of $250 million and more but less than $1 billion
Gartmore Growth Fund                                  0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)                     0.525% on assets of $2 billion and more but less than $5 billion
                                                      0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund                     0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities Fund)        0.675% on assets of $250 million and more but less than $1 billion
                                                      0.65% on assets of $1 billion and more but less than $2 billion
                                                      0.625% on assets of $2 billion and more but less than $5 billion
                                                      0.60%  for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders                       0.80% on assets up to $250 million
(formerly Millennium Growth Fund and                  0.77% on assets of $250 million and more but less than $1 billion
Nationwide Mid Cap Growth Fund)                       0.74% on assets of $1 billion and more but less than $2 billion
                                                      0.71% on assets of $2 billion and more but less than $5 billion
                                                      0.68% for assets of $5 billion and more


Gartmore Global Technology and                        0.88% on assets up to $500 million
Communications Fund(1)                                0.83% on assets of $500 million and more but less than $2 billion
  (formerly Nationwide Global Technology              0.78% for assets of $2 billion and more
         and Communications Fund)

Gartmore Global Health Sciences Fund(1)               0.90% on assets up to $500 million
(formerly Nationwide Global Life                      0.85% on assets of $500 million and more but less than $2 billion
          Sciences Fund)                              0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(2)                  0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and                   0.80% on the next $1.5 billion in assets
Gartmore Growth 20 Fund)                              0.75% on assets of $2 billion and more

Gartmore Nationwide Leaders Fund(1)                   0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)                 0.70% on the next $2 billion in assets
                                                      0.65% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund                        1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund                          0.75% on assets up to $250 million
                                                      0.725% on assets of $250 million and more but less than $1 billion
                                                      0.70% on assets of $1 billion and more but less than $2 billion
                                                      0.675% on assets of $2 billion and more but less than $5 billion
                                                      0.65% for assets of $5 billion and more






                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                            Amended, January 11, 2007
                        to be effective February 28, 2007

                                     Page 2

Funds of the Trust                                            Advisory Fees

Gartmore Small Cap Leaders Fund                       0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders                          1.50% on assets up to $250 million
         Long-Short Fund                              1.25% on assets of $250 million and more

Gartmore China Opportunities Fund(1)                  1.25% on assets up to $500 million
                                                      1.20% on assets of $500 million and more but less than $2 billion
                                                      1.15% on assets of $2 billion and more

Gartmore Global Natural Resources Fund(1)             0.70% on assets up to $500 million
                                                      0.65% on assets of $500 million and more but less than $2 billion
                                                      0.60% on assets of $2 billion and more

Gartmore Optimal                                      0.15% of the Fund's average daily net assets
Allocations Fund:
Growth (formerly Gartmore Optimal Allocations
Fund: Aggressive)

Gartmore Optimal                                      0.15% of the Fund's average daily net assets
Allocations Fund: Moderate Growth
(formerly Gartmore Optimal Allocations Fund:
Moderately Aggressive)


Gartmore Optimal                                      0.15% of the Fund's average daily net assets
Allocations Fund:
Moderate (formerly Gartmore Actively
Managed Moderate Asset Allocation Fund)

Gartmore Optimal                                      0.15% of the Fund's average daily net assets
Allocations Fund:
Specialty (formerly Gartmore Actively
Managed Specialty Asset Allocation Fund)

Gartmore Optimal Allocations Fund:                    0.15% of the Fund's average daily net assets
Defensive

NorthPointe Small Cap Value Fund                      0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund                     0.95% of the Fund's average daily net assets




                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                            Amended, January 11, 2007
                        to be effective February 28, 2007

                                     Page 3




Funds of the Trust                                            Advisory Fees

Gartmore Bond Fund                                    0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)                       0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax-Free Income Fund                         0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free  Income Fund)           0.425% on assets of $2 billion and more but less than $5 billion
Gartmore Government Bond Fund                         0.40% for assets of $5 billion and more
(formerly Nationwide Government
         Bond Fund)

Gartmore Money Market Fund                            0.40% on assets up to $1 billion
  (formerly Nationwide Money                          0.38% on assets of $1 billion and more but less than $2 billion
         Market Fund)                                 0.36% on assets of $2 billion and more but less than $5 billion
                                                      0.34% for assets of $5 billion and more

Gartmore S&P 500 Index Fund                           0.13% on assets up to $1.5 billion
(formerly Nationwide S&P 500 Index                    0.12% on assets of $1.5 billion and more but less than $3 billion Fund)
                                                      0.11% on assets of $3 billion and more but less than $4.5 billion
                                                      0.10% on assets of $4.5 billion and more

Gartmore Small Cap Index Fund                         0.20% on assets up to $1.5 billion
(formerly Nationwide Small Cap Index                  0.19% on assets of $1.5 billion and more but less than $3 billion
               Fund)                                  0.18% on assets of $3 billion and more


Gartmore Mid Cap Market Index Fund                    0.22% on assets up to $1.5 billion
(formerly Nationwide Mid Cap                          0.21% on assets of $1.5 billion and more but less than $3 billion
    Market Index Fund)                                0.20% on assets of $3 billion and more

Gartmore International Index Fund                     0.27% on assets up to $1.5 billion
(formerly Nationwide International Index              0.26% on assets of $1.5 billion and more but less than $3 billion
Fund)                                                 0.25% on assets of $3 billion and more

Gartmore Bond Index Fund                              0.22% on assets up to $1.5 billion
(formerly Nationwide Bond Index Fund)                 0.21% on assets of $1.5 billion and more but less than $3 billion
                                                      0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund                         0.75% on assets up to $100 million
  (formerly Prestige Large Cap                        0.70% on assets of $100 million and more
         Value Fund and Nationwide
         Large Cap Value Fund)




                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                            Amended, January 11, 2007
                        to be effective February 28, 2007

                                     Page 4



Funds of the Trust                                            Advisory Fees

Gartmore Small Cap Fund                               0.95% on assets up to $100 million
(formerly Nationwide Small Cap Fund                   0.80% on assets of $100 million and more
and Prestige Small Cap Fund)

Gartmore Investor Destinations Aggressive Fund        0.13% of average daily net assets
(formerly Investor Destinations Aggressive Fund and
Nationwide Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
         Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
Nationwide Investor Destinations Conservative Fund)

Gartmore Hedged Core Equity Fund                      1.25% of average daily net assets

Gartmore Small Cap Growth Opportunities Fund          0.95% on assets up to $500 million
                                                      0.85% on assets of $500 million and more but less than $2
                                                         billion
                                                      0.80% for assets of $2 billion and more

Gartmore Small Cap Value Fund                         0.95% on assets up to $500 million
                                                      0.85% on assets of $500 million and more but less than $2
                                                         billion
                                                      0.80% for assets of $2 billion and more

Gartmore Small Cap Core Fund                          0.85% on assets up to $500 million
                                                      0.75% on assets of $500 million and more but less than $2
                                                         billion
                                                      0.70% for assets of $2 billion and more

Gartmore Market Neutral Fund                          1.25% of average daily net assets


                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                            Amended, January 11, 2007
                        to be effective February 28, 2007

                                     Page 5



Funds of the Trust                                            Advisory Fees

Gartmore Emerging Markets Fund(1)                     1.05% on assets up to $500 million
                                                      1.00% on assets of $500 million and more but less than $2
                                                         billion
                                                      0.95% for assets of $2 billion and more

Gartmore International Growth Fund(1)                 0.90% on assets up to $500 million
                                                      0.85% on assets of $500 million and more but less than $2 billion
                                                      0.80% for assets of $2 billion and more

Gartmore Worldwide Leaders Fund(1)                    0.90% on assets up to $500 million
                                                      0.85% on assets of $500 million and more but less than $2 billion
                                                      0.80% for assets of $2 billion and more

Gartmore Global Financial Services Fund(1)            0.90% on assets up to $500 million
                                                      0.85% on assets of $500 million and more but less than $2 billion
                                                      0.80% for assets of $2 billion and more

Gartmore Global Utilities Fund(1)                     0.70% on assets up to $500 million
                                                      0.65% on assets of $500 million and more but less than $2 billion
                                                      0.60% for assets of $2 billion or more


1 Performance Fees for the Gartmore Technology and Communications Funds; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore China Opportunities Fund; Gartmore Global Natural Resources Fund; Gartmore Global Financial Services Fund; Gartmore Global Utilities Fund; Gartmore International Growth Fund; Gartmore Emerging Markets Fund; and Gartmore Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                           +/- 100 bps under/outperformance            2bps
                           +/- 200 bps under/outperformance            4bps
                           +/- 300 bps under/outperformance            6bps
                           +/- 400 bps under/outperformance            8bps
                           +/- 500 bps or more under/outperformance    10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:
The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.       Gartmore Global Technology and Communications Fund   Goldman Sachs Technology Composite Index
2.       Gartmore Global Health Sciences Fund                 Goldman Sachs Health Care Index
3.       Gartmore Nationwide Leaders Fund                     S&P 500 Index
4.       Gartmore China Opportunities Fund                    MSCI Zhong Hua Index
5.       Gartmore Global Natural Resources Fund               Goldman Sachs Natural Resources Index
6.       Gartmore Emerging Markets Fund                       MSCI Emerging Markets Index
7.       Gartmore International Growth Fund                   MSCI All Country World Free ex U.S. Index
8.       Gartmore Worldwide Leaders Fund                      MSCI World Index
9.       Gartmore Global Financial Services Fund              MSCI World Financial Index
10.      Gartmore Global Utilities Fund                       60% MSCI World Telecom Service Index/40% MSCI
                                                              World Utilities Index


2 Performance fee for the Gartmore U.S. Growth Leaders Fund

         The base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +/- 22 basis points
Next $1.5 billion in assets                 +/- 18 basis points
Assets of $2 billion and more               +/- 16 basis points

The investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

                                             TRUST
                                             GARTMORE MUTUAL FUNDS

                                             By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                             ADVISER
                                             GARTMORE MUTUAL FUND CAPITAL TRUST

                                             By:
                                             ----------------------------------
                                             Name:
                                             Title: